CONFIDENTIAL
FIRST AMENDMENT TO MATERIALS SUPPLIER AGREEMENT
This First Amendment to the Materials Supplier Agreement (this “Amendment”) is made effective as of January 1, 2018 (the “Amendment Effective Date”), by and between Insulet Corporation, having its place of business at 600 Technology Park Drive, Suite 200, Billerica, Massachusetts 01821 (“Insulet”) and Flextronics Medical Sales and Marketing, Ltd., having its place of business at Level 3, Alexander House 35, Cybercity, Ebene, Mauritius (“Flex”). Insulet and Flex are collectively referred to as the “Parties,” and each a “Party.” The First Amendment and the Original Agreement (as defined below) are collectively referred to herein as the “Agreement.” All capitalized terms used herein are as defined in the Original Agreement, unless otherwise expressly defined herein.
WHEREAS, the Parties entered into the Materials Supplier Agreement dated September 1, 2016 (the “Original Agreement”);
WHEREAS, in the furtherance of their long-term relationship and in support of Insulet’s growing business, the Parties have agreed on a new pricing model which lowers the unit price while accounting for increased volumes;
WHEREAS, the Parties wish to amend Exhibit A to the Original Agreement as described herein; and
NOW, THEREFORE, the Parties hereby agree to amend the Original Agreement as follows:
1.Exhibit A is replaced in its entirety with Amended Exhibit A attached hereto.
2.    Section 2 of the Original Agreement is replaced as follows:
“Term of Agreement. The initial term of this Agreement shall commence upon the Effective Date and shall be for a period through December 31, 2022 (the “Amended Contract Term”), unless earlier terminated pursuant to Section 16 herein. Upon the expiration of the Amended Contract Term, the term of this Agreement shall automatically extend until the earlier of: (a) termination of this Agreement by (i) Insulet upon at least [*] prior written notice to Supplier or (ii) Supplier upon at least [*] prior written notice to Insulet; or (b) replacement of this Agreement by another written agreement of the Parties. The Amended Contract Term together with any extensions as provided by this Section 2 is referred to in this Agreement as the “Term”.
3.    Section 3(d) of the Original Agreement is replaced as follows:
“Manufacturing and Delivery Commitment. For the Term of this Agreement, Supplier commits to supply to Insulet, in accordance with the terms and conditions hereof, such quantities of the Products listed on Amended Exhibit A (including those added as provided above) as Insulet may choose to order under the terms of this Agreement and which Supplier has agreed to supply in accordance with the terms hereof. Insulet reserves the right to manufacture the Products or similar items itself or purchase the Products or similar items from other suppliers. If Supplier fails to deliver the total quantity of Products ordered by Insulet in any Purchase Order as accepted by Supplier pursuant to Section 6 of the Original Agreement, by the date of delivery specified therein, then, (i) at Insulet’s option, Insulet may have the remaining portion of the order of Product shipped by air freight at Supplier’s sole cost and expense and (ii) Supplier shall use commercially reasonable efforts to identify the root cause of the failure and provide such information to Insulet as soon as reasonably possible. Thereafter, the Parties agree to engage in a management review and remediation process to prevent such failure from reoccurring. Regardless of whether Insulet manufactures, orders replacement or substitute Products from another source, Supplier shall remain obligated to deliver the total quantity ordered by Insulet, unless Insulet notifies Supplier that Insulet is canceling its order with respect to the amount of the shortfall.
* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

4.    Section 4(a) of the Original Agreement is replaced as follows:
“General”. During the Amended Contract Term, pricing is set in accordance with the pricing tables set forth on Amended Exhibit A (including those for Products added to Amended Exhibit A as provided in Section 3 above). All prices shall be in U.S. Dollars and subject to the requirements in Amended Exhibit A. The purchase price shall include all costs for adequate packaging as suitable for transport by road and/or as further specified under the Specifications listed in Amended Exhibit A.”

5.    The following sections of the Original Agreement are deleted in their entirety:
-Section 4(b) and Section 4(c)
6.    The following sentence is added to the end of Section 8(b):
“MOH means Supplier’s fee for acquiring, managing and storing materials, which is [*] of the actual cost of the materials.”
7.    Except as modified herein, all other terms and conditions of the Original Agreement shall remain in full force and effect. In the event of a conflict between the terms of the Original Agreement and the terms of this Amendment, the terms of this Amendment will prevail. The Original Agreement and this Amendment represents the entire agreement and understanding between the Parties with respect to the subject matter hereof and can only be modified by a written document that has been signed by the Parties’ respective authorized representatives.

AGREED TO AND ACCEPTED BY:

Insulet Corporation	Flextronics Medical Sales and Marketing, Ltd.

BY: _______________________________	BY: _______________________________

TITLE:_______________________________	TITLE:_______________________________

DATE: _______________________________	DATE: _______________________________

* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

MATERIALS SUPPLIER AGREEMENT

between

INSULET CORPORATION (“Insulet”)

and

FLEXTRONICS MEDICAL SALES AND MARKETING, LTD (“Supplier”)

Amended Exhibit A

PRODUCTS AND PRICES

A.	PDMs

1.	Finished PDMs listed below:

Drawing	Description	Family
[*]	[*]	[*]

2.	PDM Pricing Table:

[*]

The above PDM Pricing Table shall be effective during the Amended Contract Term and is based upon the following assumptions:

•	The PDM Pricing Table assumes the PDM demand forecast of at least [*] units annually. If volume is less than [*] units annually, the Parties agree to negotiate new PDM Pricing.

•
The PDM Pricing Table assumes Pod production continues at [*] units or greater in a given year in which PDMs are purchased. If volume is less than [*] Pods annually, the Parties agree to negotiate new PDM pricing.

•	The PDM Pricing Table is subject to the terms of the Agreement and based upon the same assumptions in sections D.6, D.7 and D.8 below.

Amended Exhibit A - Page 3

* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

B.	Pods
Finished Pod Assemblies listed below:

Drawing	Description	Family
[*]	[*]	[*]

FY17 Q4 Pod Pricing

[*]

Amended Exhibit A - Page 4

* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

FY18 Q1 Pod Pricing

[*]

Amended Exhibit A - Page 5

* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

FY18 Q2 Pod Pricing

[*]

Amended Exhibit A - Page 6

* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

C.	Volume Based Pod Pricing (USD)
1.    [*] Price: Volume based pricing for [*] Finished Pods during the Amended Contract Term:

a.	[*] Price is effective January 1, 2018.

b.	The [*] Price is based upon the Pricing Conditions listed section D below.

c.	Steps to determine [*] Price:
i.    Establish total quarterly Pod volume and multiply by [*] to annualize the volume from volume table below for the relevant Insulet Fiscal Year:
[*]
ii.Establish costed bill of materials (the “CBOM”) based on changes in part pricing for each [*] bill of materials
iii.Add CBOM to relevant Annual Volume price from step (i) above
iv.Adjust for changes in currency per section D.6 below

Amended Exhibit A - Page 7

* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

2.    [*] Price: Volume based pricing for [*] Finished Pods during the Amended Contract Term (the “[*] Price”):

a.	[*] Price is effective January 1, 2018.

b.	The [*] Price is based upon the Pricing Conditions listed in section D below.

c.	Steps to determine [*] Price:

i.	Establish total quarterly Pod volume and multiply by [*] to annualize the volume from volume table below for the relevant Insulet Fiscal Year:
[*]

ii.	Establish CBOM based on changes in part pricing for each [*] bill of materials

iii.	Add CBOM to relevant Annual Volume price from step (i)

iv.	Adjust for changes in currency per section D.6 below

2.	[*] and [*] Pods: Price to be agreed upon by the parties (the “[*] and [*] Price” and together with the [*] Price and [*] Price, collectively, the “Price”).

D.	PRICING CONSIDERATIONS AND ADJUSTMENTS. The above Price during Amended Contract Term is subject to the following conditions (“Pricing Conditions”):
1.    [*]

2.    [*]

3.    [*]

4.    The Parties will conduct an annual review of the Forecast, including any needs for increased capacity. Any volume increase is subject to the Parties’ written agreement to achieve required capacity. Mutually agreed to capital investment, equipment and associated NREs (including but not limited to qualification and validation activities) required to achieve higher volumes will be paid for by Insulet. The Parties agree that any cost changes associated with any capital investment, equipment and associated NREs described in the preceding sentence shall be passed along in the form of a reduction or increase in Price.

5.    [*]

6.    If the exchange rate on the [*] day of a calendar quarter-end month is outside the range of [*] CNY to [*] USD according to the Wall Street Journal (WSJ), pricing for the subsequent quarter shall be as follows: Price + [[*] x ([*]))]. For purposes of the formula in the preceding sentence, (i) Price shall be taken from the tables in section C above and (ii) [*] shall be the applicable WSJ exchange rate on [*] day of the quarter-end month.

7.    [*]

Amended Exhibit A - Page 8

* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

8.    Any Engineering Change is subject to Section 3(c) of the Agreement.
9.    Any amount due per Pod destroyed for lot qualification testing shall be billed separately to Insulet at Flex’s cost and is not part of the Price. For lot qualification testing Pods, Supplier will issue Insulet a credit that will be applied to the Insulet account receivable balance in the amount of the difference in price between the [*] to [*] invoices and the CY17Q4 Price in the [*] Pricing Table above to account for the price changes agreed to in this Amended Exhibit A.
10.    The Parties hereby agree that the Pod Price set forth in the Pricing Tables herein will only apply during the [*] and will not apply to any renewal period after [*] or any orders placed after that date, including specifically the Final Order in Section 16 of the Agreement. In consideration for the pricing and the other consideration set forth herein, each Party on behalf of itself and its respective present and former employees, shareholders, parent and affiliated companies, and insurers hereby releases the other from any and all claims, set-offs, counterclaims, and demands of every type and description, based on any legal theory, right of action, or otherwise, suspected or unsuspected, known or unknown and hereinafter becoming known by either of the Parties, foreseen or unforeseen, matured or unmatured, accrued or not accrued, that they ever had, now have or may have arising out of or in any way connected to the pricing terms described by, or submitted pursuant to, Exhibit A to the Original Agreement, including without limitation the Quarterly Pricing Process for Finished Pod Assemblies, from [*] through the Amendment Effective Date. Each Party waives application of the California Civil Code Section 1542. This Paragraph does not relieve the Parties from any other obligations under the Original Agreement or this Amendment, including the obligation to pay any invoice or honor any warranty claims.

E.	PDK Pricing
[*]

* The PDK Pricing set forth above is per ten pack, not per Pod. In other words, the Eros PDK US ten pack is [*]

F.	Plastics
Supplier and Insulet agree to the following volume-based-pricing for plastic components for the Insulet controlled materials purchased under this Agreement. Insulet intends to purchase at least half of its monthly requirement for these plastics from Supplier:

Table A – Plastics Group 1

Annual Volume (Volume breaks apply to pro-rated monthly releases)
Drawing	Description	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]

Amended Exhibit A - Page 9

* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Table B – Plastics Group 2
Annual Volume (Volume breaks apply to pro-rated monthly releases)
Drawing	Description	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]

1.    In the event that Insulet fails to purchase half of its plastics requirement for Plastics Group 1 and Plastics Group 2 from Supplier for a period of more than 6 consecutive months after all parts are fully qualified and available for production, Supplier may increase the Price set forth above by [*]. A component of the plastic annual volume-based-pricing is based on certain resin pricing as follows: a) if Insulet-controlled resin pricing increases or decreases, the plastic annual volume-based-pricing will increase or decrease accordingly on a quarterly basis, once approved by both Parties; and b) resin pricing for resin purchased by supplier will be reviewed on a quarterly basis and reconciled once approved by both Parties. Supplier will provide resin cost, supporting documentation and payments to resin suppliers to support the reconciliation process.

2.    The Plastic Parts Price supplied is based on total Insulet-controlled supply chain resin pricing. If this Insulet controlled resin pricing increases or decreases, the Plastics Part Price will increase or decrease by the same dollar value on a quarterly basis. This adjustment will be part of the quarterly review in section D.5 above.

Amended Exhibit A - Page 10

* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.